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                                                                    Exhibit 23.5

                   Consent to Mine Reserves Associates, Inc.

     We hereby consent to references to our name and to any analyses performed by us in our capacity as an independent consultant to Apex Silver Mines Limited (the "Company") which are set forth in or incorporated by reference into Amendment No. 1 to the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the "Commission") on September 7, 1999 or any related abbreviated registration statement filed by the Company with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, or in any amendment or supplement to any of the foregoing.

                                   MINE RESERVES ASSOCIATES, INC.

                                   /s/ Donald C. Elkin
                                   -------------------------------------
                                   Name:  Donald C. Elkin
                                   Title: President

Wheat Ridge, Colorado
September 7, 1999